SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )
Filed by the Registrant  X
Filed by a Party other than the Registrant  |_|

Check the appropriate box:
|_| Preliminary Proxy Statement      |_| Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
X Definitive Proxy Statement
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                (Name of Registrant as Specified in Its Charter)
                          Grow Biz International, Inc.


       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    X    No fee required

|_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)    Title of each class of securities to which transaction applies:

      (2)    Aggregate number of securities to which transaction applies

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)    Proposed maximum aggregate value of transaction:

      (5)    Total fee paid:

    |_| Fee paid previously with preliminary materials.

    |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)    Amount Previously Paid:

      (2)    Form, Schedule or Registration Statement No.:

      (3)    Filing Party:

      (4)    Date Filed:





                                     [LOGO]




                    -----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 30, 1997
                    -----------------------------------------



TO THE SHAREHOLDERS OF GROW BIZ INTERNATIONAL, INC.

         Notice is hereby given to the holders of the shares of Common Stock of Grow Biz International, Inc. that the Annual Meeting of Shareholders of the Company will be held at the Company's corporate offices, 4200 Dahlberg Drive, Minneapolis, Minnesota, on Wednesday, April 30, 1997, at 4:00 p.m. Central Daylight Time, to consider and act upon the following matters:

         1.       To set the number of members of the Board of Directors at six.

         2.       To elect six directors to serve for a term of one year.

         3. To ratify the appointment of Arthur Andersen LLP as independent auditors for the current fiscal year.

         4. To transact such other business as may properly come before the meeting or any adjournments thereof.

         Shareholders of record at the close of business on March 5, 1997 will be entitled to vote at the meeting and adjournments of the meeting.

         YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO SIGN, DATE, AND RETURN THE PROXY AT ONCE IN THE ENCLOSED ENVELOPE.

                         By the Order of the Board of Directors


                                 Gaylen L. Knack
                                    SECRETARY

Dated March 17, 1997



                          GROW BIZ INTERNATIONAL, INC.
                               4200 DAHLBERG DRIVE
                        MINNEAPOLIS, MINNESOTA 55422-4837
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 30, 1997

                                 PROXY STATEMENT



                                     GENERAL

         The Annual Meeting of Shareholders of Grow Biz International, Inc. ("Company") will be held on Wednesday, April 30, 1997, at 4:00 p.m., Central Daylight Time, at the Company's corporate offices, 4200 Dahlberg Drive, Minneapolis, Minnesota, for the purposes set forth in the Notice of Annual Meeting of Shareholders.

         The enclosed proxy is solicited by the Board of Directors of the Company. Such solicitation is being made by mail and may also be made by directors, officers, and regular employees of the Company personally or by telephone. Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting thereof by so notifying the Company in writing at the above address, attention: Corporate Secretary, or by appearing in person at the meeting. Shares represented by proxies will be voted as specified in such proxies, and if no choice is specified, will be voted in favor of (1) setting the number of members of the Board of Directors at six, (2) the Board of Directors' nominees named in this proxy statement, and (3) the appointment of Arthur Andersen LLP as independent auditors for the current fiscal year.

         Common stock, no par value per share ("Common Stock"), of which there were 6,286,569 shares outstanding on the record date, constitutes the only class of outstanding voting securities issued by the Company. Each shareholder will be entitled to cast one vote in person or by proxy for each share of Common Stock held by the shareholder. Only shareholders of record at the close of business on March 5, 1997, will be entitled to vote at the meeting.

         The affirmative vote of the majority of shares present in person, or represented by proxy, at this Annual Meeting of Shareholders is required to set the number of directors, elect each director and to approve Arthur Andersen LLP as independent auditors for the current fiscal year. A quorum is achieved when 51% of the outstanding shares are present in person or by proxy. Shares voted as abstentions on any matter (or a "withhold authority" vote as to directors) will be counted as present and entitled to vote for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but will not be deemed to have been voted in favor of such matter. If a broker submits a "non-vote" proxy, indicating that the broker does not have discretionary authority to vote certain shares on a particular matter, those shares will be counted as present for purposes of determining a quorum, but will not be considered present and entitled to vote for purposes of calculating the vote with respect to such matter.

         All of the expenses involved in preparing, assembling, and mailing this proxy statement and the material enclosed herewith will be paid by the Company. The Company may reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of stock. This proxy statement and accompanying form of proxy are first being mailed to shareholders on or about March 17, 1997.

                              ELECTION OF DIRECTORS
                              (Proposals #1 and #2)

         At the meeting the Board of Directors of the Company is to be elected to hold office until the 1998 Annual Meeting or until successors are elected and have qualified. The Bylaws of the Company provide that the number of directors of the Company shall be fixed by the shareholders, subject to increase by the Board of Directors. Currently the authorized size of the Board of Directors is seven. The Board of Directors recommends that the shareholders reduce the number of directors to six and elect the nominees indicated below. Each nominee is currently a director of the Company whose current term expires at the 1997 Annual Meeting.

         Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below, unless one or more of such nominees should become unavailable for election, in which event such shares shall be voted for the election of such substitute nominees as the Board of Directors may propose. Each person nominated has agreed to serve if elected, and the Company knows of no reason why any of the listed nominees would be unavailable to serve. Following is a list of the seven current directors, including the six persons nominated for election to the Board of Directors at the 1997 Annual Meeting.

                                                 PRINCIPAL OCCUPATION AND BUSINESS                        DIRECTOR
         NAME AND AGE                              EXPERIENCE FOR PAST FIVE YEARS                          SINCE
         ------------                              ------------------------------                          -----
K. Jeffrey Dahlberg (1)(2)      Mr. Dahlberg has served as Chairman of the Board of Directors of the        1990
Age:  43                        Company since January 1990. Mr. Dahlberg served as President and Chief
                                Executive Officer of Dahlberg, Inc., a publicly-held manufacturer and distributor of hearing aids and franchisor of hearing aid retail stores, from June 1988 to December 1992 and as a director of Dahlberg,
                                Inc. until July 1993. He has served as Chairman of the Board of
                                Franchise Business Systems, Inc., a franchise consulting firm, since
                                July 1988.

Ronald G. Olson (1)             Mr. Olson has served as President, Chief Executive Officer and a            1990
Age:  56                        Director of the Company since January 1990. Mr. Olson has been
                                President and Chief Executive Officer of Franchise Business Systems,
                                Inc. since July 1988.

Randel S. Carlock (1)(3)        Mr. Carlock has served as a Director of the Company since September         1993
Age:  48                        1993. He currently serves as a professor at the University of St.
                                Thomas, a position held since 1990 and has served as Chairman of the
                                Board of Directors of Audio King, Inc., a Minneapolis consumer electronics retail company.


Dennis J. Doyle (1)(2)(4)       Mr. Doyle has served as a Director of the Company since June 1993.          1993
Age:  44                        Since 1978, he has served as President and Chief Executive Officer of
                                Welsh Companies, Inc., a real estate development and management firm,
                                Chairman of the Board of Welsh Construction Corp. and a Director of PM
                                Services.

Bruce C. Sanborn(1)(2)(4)       Mr. Sanborn has served as a Director of the Company since June 1993.        1993
Age:  44                        Since 1990, he has served as Chairman of the Board of Directors and
                                Chief Executive Officer of the North Central Life Insurance Company
                                and Financial Life Companies, Inc.


Robert C. Pohlad (1)(3)         Mr. Pohlad has served as a Director of the Company since September          1993
Age:  42                        1993. Since 1987, he has served as President and a Director of Pohlad
                                Companies, a Minneapolis based holding company active in investments and soft drink manufacturing and distribution. Mr. Pohlad is a director of Mesaba Holdings, Inc.


Robert E. Thiner                Mr. Thiner has served as a Director of the Company since September          1993
Age:  52                        1993. Since October 1996, he has served as Senior Vice President of
                                Finance and Treasurer of Audio King Corporation, a Minneapolis
                                consumer electronics company. Mr. Thiner served as Executive Vice
                                President of Finance and Chief Financial Officer of the Company from
                                February 1992 to August 1996 and Secretary from July 1993 to August
                                1996.


--------------------------
(1)   Nominees for election to the Board of Directors at the 1997 Annual Meeting
(2)   Member of Executive Committee
(3)   Member of Audit Committee
(4)   Member of Compensation Committee


MEETINGS OF THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

         The Board of Directors of the Company has standing Executive, Audit, and Compensation Committees which have a current membership as indicated in the foregoing section. The Board of Directors has no standing Nominating Committee.

         The Executive Committee may exercise all of the powers and authority of the Board of Directors, except as otherwise provided under the Minnesota Business Corporation Act. The Executive Committee was formed in December 1993 and held no meetings during fiscal 1996.

         The Audit Committee makes recommendations as to the selection of auditors and their compensation, and reviews with the auditors the scope of the annual audit, matters of internal control and procedure, the audit results and reports and other general matters relating to the Company's accounts, records, controls and financial reporting. The Audit Committee was formed in July 1993 and held one meeting during fiscal 1996.

         The Compensation Committee reviews and recommends to the Board of Directors the compensation guidelines for executive officers, other key employees and nonemployee directors and the composition and levels of participation in incentive compensation plans. The Compensation Committee administers the Company's 1992 Stock Option Plan including determining the participants, the number of shares subject to option and the terms and conditions of exercise. During fiscal 1996, the Compensation Committee held two meetings.

         During fiscal 1996, the Board of Directors of the Company met four times. All directors attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors on which they served.

DIRECTOR COMPENSATION

         Each nonemployee director of the Company receives $500 for each Board and committee meeting attended. Effective August 23, 1993, Dennis J. Doyle and Bruce C. Sanborn, the only nonemployee directors at the time, were each granted an option to purchase 25,000 common shares at an exercise price of $10.00 per share. Effective September 24, 1993, the Board of Directors adopted the Stock Option Plan for Nonemployee Directors ("Directors Plan") which provides for an automatic grant of an option to purchase 25,000 common shares upon the initial election as a director. Pursuant to this Plan, Randel S. Carlock and Robert C. Pohlad were each granted an option to purchase 25,000 common shares at an exercise price of $15.00 per share. Effective November 21, 1995, the options granted to Messrs. Carlock and Pohlad were cancelled and replacement options to purchase 25,000 common shares each at $10.00 per share, which was above the market price on the effective date, were granted separate from the Directors Plan. All options granted to nonemployee directors become exercisable in increments through 1998, provided that the nonemployee director is still serving as a director, and expire in 1999.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information regarding compensation earned or awarded during each of the last three fiscal years to the Company's Chief Executive Officer and the other four most highly compensated executive officers serving as executive officers at the end of Fiscal 1996 (the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE


                                                 ANNUAL COMPENSATION ($)
                                          ---------------------------------------  LONG-TERM
                                                                     OTHER       COMPENSATION
                                FISCAL                               ANNUAL         OPTION         ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR      SALARY      BONUS      COMPENSATION     AWARDS(#)     COMPENSATION ($)
---------------------------      ----      ------      -----      ------------     ---------     ----------------

K. Jeffrey Dahlberg              1996     220,000        -             -               -         44,392(1)
  Chairman of the Board          1995     220,000        -             -               -         43,053
                                 1994     220,000        -             -               -         41,205

Ronald G. Olson                  1996     220,000        -             -               -         43,505(1)
  Chief Executive Officer        1995     220,000        -             -               -         42,721
  and President                  1994     220,000        -             -             15,000      40,747

Charles V. Kanan                 1996     129,000        -             -             20,000       4,904(2)
  President                      1995     115,000        -             -              5,000       3,000
  Play It Again Sports Division  1994     100,000        -             -             30,000        -


Ted R. Manley(3)                 1996     115,000        -             -             20,000       4,509(2)
  President                      1995     110,000        -             -             10,000         931
  Once Upon A Child Division     1994      43,000        -             -             20,000        -

Michael E. Flynn(4)              1996     115,000        -             -             20,000       1,681(2)
  President                      1995      80,000        -             -             20,000        -
  Computer Renaissance Division



-----------------------
(1) Includes premiums paid in 1996 by the Company for term life insurance coverage and the present value of the benefit to the executive of the remainder of the premiums for split dollar life insurance coverage paid by the Company on behalf of the named executive as follows: Mr. Dahlberg
        - $36,892 and Mr. Olson - $36,005. Also includes 401(k) Company matching contributions and profit sharing as follows:
        Mr. Dahlberg - $7,500 and Mr. Olson - $7,500.
(2)     Consists of 401(k) Company matching contributions and profit sharing.
(3)     Mr. Manley joined the Company in 1994.
(4)     Mr. Flynn joined the Company in 1995.





OPTIONS GRANTED DURING FISCAL 1996

         The following table provides information relating to options granted to the Named Executive Officers during the Company's 1996 fiscal year:

                                                                 INDIVIDUAL GRANTS
                               -------------------------------------------------------------------------------------
                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                                                                             ANNUAL RATES OF STOCK
                                               % OF TOTAL                                      PRICE APPRECIATION
                                             OPTIONS GRANTED     EXERCISE                        FOR OPTION TERM
                                 OPTIONS     TO EMPLOYEES IN      PRICE      EXPIRATION    ------------------------
NAME                            GRANTED (1)  FISCAL YEAR (#/SH)    ($)(2)       DATE         5%($)(3)   10%($)(3)
----                            -----------  ------------------    ------       ----         --------   ---------
K. Jeffrey Dahlberg                 0               -               -             -              -            -
Ronald G. Olson                     0               -               -             -              -            -
Charles V. Kanan                 10,000            3%             8.00         4/11/01        22,100       48,800
Charles V. Kanan                 10,000            3%             9.00          1/1/02        24,900       54,900
Michael E. Flynn                 10,000            3%             8.00         4/11/01        22,100       48,800
Michael E. Flynn                 10,000            3%             9.00          1/1/02        24,900       54,900
Ted R. Manley                    10,000            3%             8.00         4/11/01        22,100       48,800
Ted R. Manley                    10,000            3%             9.00          1/1/02        24,900       54,900


(1) The number indicated is the number of common shares that can be acquired upon exercise of the option. The Company has not granted any stock appreciation rights. Each option is non-transferable, becomes exercisable in four annual installments of 25% per year commencing on the first anniversary of the date of grant, and provides for forfeiture of any unvested portion upon termination of employment.
(2)     Exercise prices are equal to the fair market value at the date of grant.
(3) The assumed 5% and 10% annual rates of appreciation are hypothetical rates selected by the Securities and Exchange Commission and are not intended to, and do not, forecast or assume actual future stock prices.

AGGREGATED OPTION EXERCISES DURING FISCAL 1996 AND FISCAL YEAR-END OPTION VALUES

         The following table provides information relating to options exercised by the Named Executive Officers during fiscal 1996 and the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights.

                                                                  NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                  SHARES                            OPTIONS AT FISCAL         IN-THE-MONEY OPTIONS AT
                               ACQUIRED ON          VALUE              YEAR-END (#)            FISCAL YEAR-END ($)(1)
NAME                           EXERCISE (#)      REALIZED($)     EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                           -------------     ------------    -------------------------    -------------------------
K. Jeffrey Dahlberg                 0                 0                     0                            0
Ronald G. Olson                     0                 0               45,000/20,000                      0
Charles V. Kanan                    0                 0               16,250/38,750                   0/$7,500
Michael E. Flynn                    0                 0                5,000/35,000                   0/$7,500
Ted R. Manley                       0                 0               12,500/37,500                   0/$7,500


(1) Options are "in-the-money" if the fair market value of the underlying shares at fiscal year end is greater than the exercise price. The amounts set forth represent the difference between the fair market value of the common shares on December 28, 1996 and the option exercise price multiplied by the number of shares subject to the option.



SEPARATION AGREEMENTS

         Under the terms of separation agreement with the Company, Robert E. Thiner resigned his employment with the Company effective August 12, 1996. Mr. Thiner agreed to consult with the Company through May 1997 in consideration for payments totaling $97,500. The Company also agreed to extend the expiration of a stock option terminating in November, 1996, until July 1, 1997, and agreed to reprice stock options for a total of 70,000 shares at the then market value as of the date of his resignation. The separation agreement also includes certain noncompete, release and confidentiality agreements by Mr. Thiner. Mr. Thiner will continue as a director until the 1997 Annual Meeting.

         Under the terms of separation agreement with the Company, Steven A. Gemlo resigned his employment with the Company effective August 12, 1996. Mr. Gemlo agreed to consult with the Company through May 1997 in consideration for payments totalling $112,500. The Company also agreed to extend the expiration of a stock option terminating in November, 1996, until July 1, 1997, and agreed to reprice stock options for a total of 47,500 shares at the then market value as of the date of his resignation. The separation agreement also includes certain noncompete, release and confidentiality agreements by Mr. Gemlo. Mr. Gemlo and
K. Jeffrey Dahlberg are brother-in-laws.

         The following table provides information relating to the repricing and replacement of options held by Robert E. Thiner and Steven A. Gemlo, the only options that have been repriced since the formation of the Company.

                                                                                                       LENGTH OF
                                        NUMBER OF                                                       ORIGINAL
                                        SECURITIES     MARKET PRICE     EXERCISE                      OPTION TERM
                                        UNDERLYING     OF STOCK AT      PRICE AT                      REMAINING AT
                                         OPTIONS         TIME OF         TIME OF      NEW EXERCISE      DATE OF
           NAME               DATE     REPRICED (#)   REPRICING ($)   REPRICING ($)    PRICE ($)     REPRICING (1)
           ----               ----     ------------   -------------   -------------   ---------     -------------


Robert E. Thiner            8/12/96     50,000            7.25           10.00          7.25         25 months
                            8/12/96     10,000            7.25           10.50          7.25         36 months
                            8/12/96     10,000            7.25            8.00          7.25         56 months

Steven A. Gemlo             8/12/96     30,000            7.25           10.00          7.25         25 months
                            8/12/96      7,500            7.25           10.50          7.25         36 months
                            8/12/96     10,000            7.25            8.00          7.25         56 months


(1) The options listed in this table were replaced with options which expire in April 1999 for Mr. Thiner and in January 1999 for Mr. Gemlo.

COMPLIANCE WITH SECTION 16(a)

         Section 16(a) of the 1934 Act requires the Company's directors, executive officers, and persons who own more than ten percent of the Common Stock of the Company to file with the Securities and Exchange Commission ("Commission") initial reports of beneficial ownership and reports of changes in beneficial ownership of common shares of the Company. Directors, officers, and greater than ten percent shareholders are required by the regulations of the Commission to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 28, 1996, all Form 3 and Form 5 filing requirements were met. The statement of changes in beneficial ownership on Form 4 were filed late for Ronald G. Olson for the months of May, July and August and for K. Jeffrey Dahlberg for the month of August.

COMPENSATION COMMITTEE REPORT

         COMPENSATION COMMITTEE CHARTER. The purpose of the Compensation Committee of the Board of Directors is to oversee compensation of officers, key employees and nonemployee directors of the Company. The Committee's policy is to insure that compensation programs contribute directly to the success of the Company including enhanced share value. The Compensation Committee is comprised of two members of the Board of Directors, neither of whom is an employee of the Company.

         EXECUTIVE COMPENSATION POLICIES AND PROGRAMS. The Company's executive compensation programs are designed to attract and retain qualified executives and to motivate them to maximize shareholder investment by achieving strategic Company goals. There are three basic components to the Company's executive compensation program: base pay, annual incentive bonus, and long-term, equity-based incentive compensation in the form of stock options. Each component is established in light of individual and Company performance, comparable compensation programs in the Minneapolis/St. Paul metropolitan area, equity among employees and cost effectiveness. The initial recommendation with respect to compensation of all executive officers was made by the Chief Executive Officer and the Chairman of the Board.

                  Base Pay. Base pay is designed to be competitive, although conservative as compared to salary levels for equivalent positions at comparable companies in the Minneapolis/St. Paul metropolitan area. The executive's actual salary within this competitive framework depends on the individual's performance, responsibilities, experience, leadership and potential future contribution.

                  Annual Incentive Bonus. In addition to base pay, each executive is eligible to receive an annual cash bonus. For fiscal 1996, the bonus for certain executives was tied directly to the earnings per share of the Company. The bonus for the other executives was tied to specific performance criteria which were weighted based on the importance of such criteria to the specific job. The Committee believes that it is not in the best interests of the Company to identify the specific earnings measures. Executives were eligible for a bonus of up to 100% of their base pay.

                  Long-Term, Equity-Based Incentive Compensation. The long-term, equity-based compensation program is tied directly to shareholder return. Under the current program, long-term incentive compensation consists of stock options that generally do not fully vest until after four years. Stock options are awarded with an exercise price equal to the fair market value of the Company's common shares on the date of grant. Accordingly, the executive is rewarded only if the shareholders receive the benefit of appreciation in the price of the Common Stock.

                  Because long-term options vest over time, the Company periodically (generally once each year) grants new options to provide continuing incentives for future performance. The size of previous grants and the number of options held are considered by the Stock Option Committee, but are not entirely determinative of future grants. Each executive's actual grants are based upon the individual's performance, responsibilities, experience, leadership and potential future contribution and any other factors deemed relevant by the Committee.

                  Stock options are designed to align the interests of the Company's executives with those of shareholders by encouraging executives to enhance the value of the Company and, hence, the price of the Common Stock and the shareholders' investment. In addition, through deferred vesting, this component of the compensation system is designed to create an incentive for the executive to remain with the Company.

         ANNUAL REVIEWS. Each year the Committee reviews its executive compensation policies and programs and determines what changes, if any, are appropriate for the following year. In addition, the Compensation Committee reviews the individual performance of the Chief Executive Officer and the Chairman of the Board.

         CHIEF EXECUTIVE OFFICER. The Chief Executive Officer's compensation is established by the Compensation Committee based on a subjective consideration of his performance and the extent to which the Company achieves its strategic and economic goals established at the beginning of the year and his current level of compensation in comparison with the level of compensation paid the chief executive officers of comparable companies in the Minneapolis/St. Paul metropolitan area. The Chief Executive Officer is eligible for an annual incentive bonus tied directly to the earnings of the Company. No bonus was paid for fiscal 1996. The Compensation Committee also considers the Chief Executive Officer's level of compensation as it relates to other executive officers of the Company and to the Company's employees in general.

         LIMITS ON DEDUCTIBLE COMPENSATION PAYABLE TO EXECUTIVE OFFICERS. The Omnibus Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended (the "Code") limiting corporate deductions to $1,000,000 for certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of publicly held companies. The Company does not believe it will pay "compensation" within the meaning of
Section 162(m) to such executive officers in excess of $1,000,000 in the foreseeable future. Therefore, the Company does not have a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under Section 162(m), but will formulate a policy if compensation levels ever approach $1,000,000.

         The foregoing report is submitted by Dennis J. Doyle and Bruce C. Sanborn, the members of the Compensation Committee.

         COMPENSATION COMMITTEE INTERLOCKS. The Compensation Committee of the Board of Directors consists of two nonemployee directors, Dennis J. Doyle and Bruce C. Sanborn. Mr. Sanborn is the Chief Executive Officer of North Central Life Insurance Company and K. Jeffrey Dahlberg, the Company's Chairman serves on the Board of North Central Life Insurance Comany.


                             STOCK PERFORMANCE GRAPH

         Shown below is a line graph comparing the yearly dollar change in the cumulative total shareholder return on the Company's Common Stock as against the cumulative total return of the NASDAQ Total Return Index and the NASDAQ Retail Stock Index. The graph and table assume the investment of $100 on August 25, 1993 in the Company's Common Stock and on July 31, 1993 in the NASDAQ Total Return Index and the NASDAQ Retail Stock Index.

                   COMPARISON OF CUMULATIVE TOTAL RETURN SINCE
                             INITIAL PUBLIC OFFERING



                                     [TABLE]




                   7/93       12/93        12/94       12/95        12/96
                   ----       -----        -----       -----        -----
Grow Biz           $100     $118.3333   $ 70.8333   $ 64.1667    $ 58.3333
NASDAQ (US)         100      110.4256    107.9393    152.6464     187.7676
NASDAQ Retail       100      111.6533    101.7220    112.0606     133.6474


                       APPOINTMENT OF INDEPENDENT AUDITORS
                                  (Proposal #3)

         Based on the recommendation of the Audit Committee, the Board of Directors has voted to retain Arthur Andersen LLP to serve as independent auditors for the Company for fiscal year 1997 and is submitting its appointment of such firm to the shareholders for ratification. Arthur Andersen LLP has served as the Company's independent auditors since 1992. If the appointment is not ratified, the Board of Directors will reconsider its selection. Representatives of Arthur Andersen LLP will be present at the meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THIS APPOINTMENT.



                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                        DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the number of shares of Common Stock beneficially owned by (i) each person known by the Company to own 5% or more of the outstanding shares of Common Stock, (ii) each Named Executive Officer, (iii) each director of the Company and (iv) all directors and executive officers as a group. All persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned, unless otherwise noted. The number of shares listed is as of January 31, 1997 unless otherwise noted.

                                  NUMBER OF SHARES            PERCENT OF
                                 BENEFICIALLY OWNED       OUTSTANDING SHARES
                                 ------------------       ------------------
K. Jeffrey Dahlberg
4200 Dahlberg Drive
Golden Valley, MN  55422           2,570,925(1)                 41.1%

Ronald G. Olson
4200 Dahlberg Drive
Golden Valley, MN  55422           1,403,355(2) (3)             22.3%

Sheldon T. Fleck                   582,000(4)                    9.3%
1400 International Centre
900 Second Avenue South
Minneapolis, MN  55402

Charles V. Kanan                   23,539(3)                      .4%
Ted Manley                         15,212(3)                      .2%
Mike Flynn                         10,530(3)                      .2%
Dennis J. Doyle                    30,000(3)                      .5%
Bruce C. Sanborn                   25,100(3)(5)                   .4%
Randel S. Carlock                  15,000(3)                      .2%
Robert C. Pohlad                   15,000(3)                      .2%
Robert E. Thiner                   116,277(3)(6)                 1.9%

All directors
and executive officers
as a group (14 persons)            4,265,476(3)                 68.0%

-----------------------

(1)      Includes 274,250 shares held in trust for minor children.
(2) Includes 14,100 shares held by Mr. Olson's adult children and 111,600 shares held in trust for these children and 1,500 shares held by Mr. Olson's wife. Mr. Olson disclaims beneficial ownership of these shares.
(3) Includes the following shares which may be acquired within 60 days through the exercise of stock options: Mr. Olson - 45,000; Mr. Kanan - 22,500; Mr. Manley - 15,000; Mr. Flynn - 10,000; Mr. Doyle - 15,000;
         Mr. Sanborn - 10,000; Mr. Carlock - 15,000; Mr. Pohlad - 15,000, Mr. Thiner - 85,000; and all directors and executive officers as a group - 246,250.
(4) Includes 80,000 shares held by Mr. Fleck's wife. Mr. Fleck disclaims beneficial ownership of these shares.
(5) Includes 100 shares held by Mr. Sanborn's son. Mr. Sanborn disclaims beneficial ownership of these shares.
(6) Includes 2,150 shares held by Mr. Thiner's adult child and 5,000 shares held by Mr. Thiner's wife. Mr. Thiner disclaims beneficial ownership of these shares.

                              CERTAIN TRANSACTIONS

         During 1996, two Play It Again Sports franchises, two Once Upon A Child franchises and a Computer Renaissance franchise, owned by relatives of K. Jeffrey Dahlberg, paid $46,938 in royalties to the Company and purchased $272,291 of merchandise through the Company's buying group. In addition, a Play It Again Sports and a Computer Renaissance franchise, owned by a corporation in which Steven Gemlo and his relatives are shareholders, paid $20,134 in royalties to the Company and purchased $98,412 of merchandise through the Company's buying group.

         In June 1996, the Company purchased the assets of a Once Upon a Child franchise for $175,000 in cash from a relative of K. Jeffrey Dahlberg.

         In December 1996, the Company sold a company-owned Computer Renaissance store to a relative of K. Jeffrey Dahlberg for $254,277 payable over seven years, with interest at the base rate plus 1.25%, in monthly installments beginning in January 1997.

         The price of the assets of the Once Upon a Child franchise purchased by the Company and the Computer Renaissance stores sold by the Company were based upon fair market value as negotiated between the Company and such third party.

         The Company leases from PIAS Holdings, a general partnership owned by
K. Jeffrey Dahlberg and Ronald G. Olson, certain real property which houses a corporate owned retail store located at 3505 Hennepin Avenue, Minneapolis, Minnesota. Pursuant to this lease, the Company is obligated to make lease payments of $5,500 per month through September 2000. During fiscal 1996, the Company made payments of $66,000 under this lease.

                              SHAREHOLDER PROPOSALS

         The Company will consider any shareholder proposals for inclusion in the proxy materials for the 1998 Annual Meeting of Shareholders if such proposals are received by the Company no later than November 17, 1997. Proposals must also comply with all applicable statutes and regulations.

                                 ANNUAL REPORTS

         The Company's 1996 Annual Shareholder Report, including financial statements, is being mailed with this proxy statement to shareholders entitled to notice of the Annual Meeting. THE COMPANY WILL FURNISH WITHOUT CHARGE TO SHAREHOLDERS A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UPON RECEIPT OF WRITTEN REQUEST ADDRESSED TO: CORPORATE SECRETARY, GROW BIZ INTERNATIONAL, INC., 4200 DAHLBERG DRIVE, MINNEAPOLIS, MINNESOTA 55422-4837.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be presented at the meeting. In the event any other business is presented at the meeting, the persons named in the enclosed proxy will have authority to vote on that business in accordance with their judgment.

                                    By Order of the Board of Directors


                                    Gaylen L. Knack
                                    SECRETARY




                                    PROXY
                         GROW BIZ INTERNATIONAL, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS
                              -- APRIL 30, 1997

         The undersigned shareholder(s) of Grow Biz International, Inc. (the "Company") hereby appoints K. Jeffrey Dahlberg, Ronald G. Olson and Gaylen L. Knack and each of them, as attorneys, agents and proxies of the undersigned with full power of substitution in each of them, to vote, as designated below, in the name and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held on April 30, 1997, at 4:00 p.m., Central Daylight Time, at the Company's corporate offices, 4200 Dahlberg Drive, Minneapolis, Minnesota, and at all adjournments thereof, all of the common shares of the Company which the undersigned would be entitled to vote if personally present, with the powers the undersigned would possess if personally present:

    I. Approving setting the number of members of the Board of Directors at six;
                        [ ] GRANT    [ ] WITHHOLD

   II. Authority to vote for the election of K. Jeffrey Dahlberg, Ronald G. Olson, Randel S. Carlock, Dennis J. Doyle, Robert C. Pohlad and Bruce C. Sanborn. You may withhold authority to vote for a nominee by lining through his name;
                        [ ] GRANT    [ ] WITHHOLD

  III. Ratifying the appointment of Arthur Andersen LLP as independent auditors for the current fiscal year;
                  [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

   IV. In their discretion, upon such other business as may properly come before the meeting, all as set out in the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 17, 1997, receipt of which is hereby acknowledged.

                 (Continued, and to be SIGNED, on other side)

                         (continued from other side)

  ALL SHARES WILL BE VOTED AS SPECIFIED. IF NO CHOICES ARE SPECIFIED, THE SHARES WILL BE VOTED FOR THE DIRECTORS AS SET FORTH IN THE PROXY STATEMENT AND FOR ALL OTHER IDENTIFIED MATTERS.

  A majority of said attorneys or their substitutes who shall be present and act, or if only one shall attend, then that one, shall have and may exercise all the powers of said attorneys hereunder.


                                               Dated: ___________________, 1997
                                                     (Please insert date)

                                               ________________________________
                                                       (Signature)


                                               ________________________________
                                                 (Joint Owner's Signature)


[Signature(s) should agree with stenciled name(s).] When signing as attorney, guardian, executor, administrator or trustee, please give title. If the signer is a corporation, please give the full corporate name and sign by a duly authorized officer, showing the officer's title. EACH joint owner is requested to sign.


                PLEASE EXECUTE AND RETURN THIS PROXY PROMPTLY.
                    YOUR COOPERATION WILL BE APPRECIATED.